UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Optimus Healthcare Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-261849	65-0181535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road, Suite 306 Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 806-4201

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 8.01	Other Events

As disclosed in our Current Report on Form 8-K filed on April 16, 2025, on April 14, 2025 (the “Effective Date”), Optimus Healthcare Services, Inc. (the “Company”) entered into the fourth amendment to the forbearance agreement (the “Amendment”) by and among the Company and Arena Investors, LP, as agent (“Agent”) for the purchasers of the Company’s senior secured convertible notes (collectively, the “Purchasers”) issued in May 2021 (the “May 2021 Notes”) and June 2022 (the “June 2022 Notes” and collectively with the May 2021 Notes, the “Notes”), pursuant to which, among other things, (i) Section 1(b) of the Forbearance Agreement was amended such that the Agent and the Purchasers agreed to forbear from exercising their rights and remedies with respect to the Specified Events of Default (as defined in the Amendment) under the Notes until that date which is the earliest to occur of: (a) April 30, 2025; (b) the date on which any event of default under the Notes (other than the Specified Events of Default) occurs; and (c) the date on which the Company or any of its subsidiaries fails to comply with any term set forth in the Forbearance Agreement; (ii) the deadline for the consummation of the Qualified Subsequent Financing restructuring milestone was amended from February 28, 2025 to April 30, 2025 and (iii) the definition of “Filing Date” in the Amended and Restated Registration Rights Agreements (as defined in the Amendment) was amended such that the Company agreed to file a registration statement for such securities on the 45th calendar day following the date the Company’s independent public accountants have completed their audit for the fiscal year ended December 31, 2024 and the Company has filed its Annual Report on Form 10-K including such financial statements, or if later, July 31, 2025.

As of the date of this Current Report on Form 8-K, the Forbearance Period (as defined in the Forbearance Agreement) has expired and the Company has not cured the Specified Defaults. As a result, the Purchasers have the right to accelerate and declare all or any portion of the Notes to be due and payable. To date, the Purchasers have not provided the Company notice of its intention to accelerate the Notes. The Company has no assurance the Purchasers will not seek to enforce its rights in the future. The Company is currently continuing to work with the Purchasers to address the remaining obligations under the Notes, however, there can be no assurance that any such arrangements will ever materialize or be permissible or sufficient to cover any or all of the obligations under the Notes. If the Company continues not to have sufficient liquidity to pay the principal and interest on the Notes, or the Company is unable to resolve the alleged defaults under the Notes, the foregoing would likely have a material adverse effect on the Company’s liquidity, financial condition and results of operations, and will render the Company insolvent and unable to sustain its operations and continue as a going concern. No assurance can be provided that the Company will be able to refinance, restructure or repay our indebtedness or to continue as a going concern.

Since November 13, 2024, the Company has sold 740 shares of the Company’s series C convertible preferred stock (the “Preferred Stock”) for aggregate gross proceeds of $740,000. The Company also agreed to issue the investors warrants (the “Warrants”) to purchase up to an aggregate of 13,531,640 shares of the Company’s common stock. The Preferred Stock and the Warrants are on the same terms as set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2024 and incorporated herein by reference.

As a result of the Company not being able to extend the Forbearance Period from April 30, 2025, it has been unable to raise any additional new capital from investors.

On April 8, 2025, the Company entered into a subscription agreement for the sale of 2,000 shares of Preferred Stock and warrants to purchase up to an aggregate of 36,572,000 shares of common stock for aggregate gross proceeds of $2,000,000. On April 25, 2025, the Company received a portion of the purchase price for the securities in the amount of $500,000. On May 5, 2025, the Company and investor amended the subscription agreement to require that upon the receipt of the final $1.5 million purchase price, the Company would be obligated to invest $450,000 of the proceeds in Rua Diagnostics, Inc. (“RUA”), an entity controlled by our largest shareholder’s family, and which a current Board member of the Company is also a Board member of RUA. The terms of the additional investment in RUA required the consent of the Purchasers under the Notes. The Company’s Board of

Directors (excluding related parties) voted to approve the amended subscription agreement subject to the receipt of an extension of the Forbearance Period and receipt of an amendment to the Forbearance Agreement with the Agent. On May 16, 2025, the Company received am advance of $1,260,000 (the “Advance”) to be held subject to the satisfaction of the conditions set forth above. On May 23, 2025, the Company received an email from the investor requiring the Company to transfer the Advance to an escrow account subject to release on or prior to May 27, 2025 after the additional conditions set forth above have be met. As of the date of this Current Report on Form 8-K, no consent or extensions to the Forbearance Period have been received.

As of close of business June 6, 2025 the Company had approximately $251,000 in cash and cash equivalents, which Management believes is not sufficient for the Company to continue its operations beyond the next approximate 60-90 days. As previously announced in our Current Report on Form 8-K filed with the SEC on November 18, 2024, Management has been reviewing all its strategic alternatives, inclusive of potential new investors, an extension of time under its current Forbearance Agreement, and if the above are unsuccessful, the potential sale or curtailment of some or all of its operations. The Company will continue to evaluate strategic alternatives to maximize value for all stakeholders. This process will consider the full range of potential strategic alternatives reasonably available to the Company in light of its limited cash reserves, including but not limited to, evaluating financing options, the sale of the Company or its assets, a wind down of the business, or seeking bankruptcy protection to execute a reorganization or sale transaction. Until a final decision is made on the potential alternatives, the Company intends to implement a cost-reduction plan and otherwise continue the Company’s operations. There can be no assurance that the strategic review will result in a transaction. The Company has not set a timetable for completion of the evaluation process and does not intend to disclose further developments or guidance on the status of its review unless and until the Board of Directors has approved a specific course of action or determines that further disclosure is appropriate or required.

Cautionary Notes Regarding Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements, including among others, statements regarding potential strategic alternatives, including capital raises, sale transaction options, restructuring activities and other alternatives. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the prospects for the potential strategic alternatives described above, the ability of the Company to pay its creditors and/or restructure and other risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings and include the following: whether the Company will be able to satisfy its obligations under its outstanding indebtedness or accounts payables to suppliers, whether the Company will be able to continue as a going concern and whether the Company will be able to raise capital to fund its operations. In addition, additional or unforeseen effects from the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. There can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements will be achieved. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

Exhibit No.	Description
10.1	Amended Subscription Agreement dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUS HEALTHCARE SERVICES, INC.

By:	/s/ Cliff Saffron
Cliff Saffron
Interim Chief Executive Officer and General Counsel

Dated: June 9, 2025

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